Exhibit 10.14

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

FOR COMPANY EMPLOYEES

UNDER THE

PLUG POWER INC.

1999 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:

[FMV on Grant Date (110% of FMV if a 10% owner)]

Grant Date:

Expiration Date:

[up to 10 years (5 if a 10% owner)]

Pursuant to the Plug Power Inc. 1999 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Plug Power Inc. (the “Company”) hereby grants to the Optionee named above, who is an officer or employee of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares (the “Option Shares”) of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan.

1. Vesting Schedule. No portion of this Stock Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental Number of Option Shares Exercisable	Vesting Date

( %)

( %)

( %)

( %)

( %)

*	Max. of $100,000 per yr.

In the event of a Covered Transaction as defined in Section 3(c) of the Plan or a Change of Control as defined in Section 17 of the Plan, this Stock Option shall become vested and exercisable in full as of the effective date of such Covered Transaction or Change of Control, respectively, whether or not this Stock Option or any portion thereof is vested and exercisable at such time, and may be exercised in accordance with the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) by the Optionee delivering (or attesting to the ownership of) shares of Stock (A) that have been purchased on the open market or (B) that have been held by the Optionee for at least six months (or such shorter or longer period as may be determined by the Administrator) and are not then subject to restrictions under any Company plan; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The delivery of certificates representing (or transfer to the Optionee on the records of the Company or its transfer agent of) the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock delivered or transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered (or, if such shares are uncertificated, such shares shall be transferred on the records of the Company or its transfer agent) to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered or transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, this Stock Option shall become fully exercisable and may thereafter only be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability (within the meaning of Section 22(e)(3) of the Code), this Stock Option shall become fully exercisable and may thereafter only be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause (as defined in the Plan), this Stock Option shall terminate immediately and be of no further force and effect.

(d) Other Termination. If the Optionee’s employment terminates for any reason other than death, Disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option may only be exercised by the Optionee, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable at such time shall terminate immediately and be of no further force and effect.

(e) Miscellaneous. The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees. Any portion of this Stock Option that is unvested after the application of this Section 3 shall be canceled immediately upon any termination of employment and shall not be exercisable by the Optionee.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.

7. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

8. Effect of Employment Agreement. If the Optionee is a party to an employment agreement with the Company and any provisions set forth in such employment agreement conflict with the provisions set forth in this Stock Option Agreement, the provisions set forth in such employment agreement shall override such conflicting provisions set forth herein.

9. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

(c) Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

To the extent that this Stock Option was granted pursuant to authorization of the Chief Executive Officer of the Company, pursuant to authority delegated to the Chief Executive Officer of the Company pursuant to Section 2(c) of the Plan, the signature of the Chief Executive Officer below evidences the occurrence of such authorization on or prior to the Grant Date set forth above.

PLUG POWER INC.

By:
Chief Executive Officer:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:
Optionee’s Signature

Optionee’s name and address: